Exhibit 23.1


We consent to the incorporation by reference in the Registration Statement on Form S-8 dated March 14, 2005 of Global Pharmatech, Inc. of our report dated May 18, 2004 with respect to the financial statements of Global Pharmatech, Inc. included in its Annual Report on Form 10-KSB for the year ended March 31, 2004.

/s/  Aaron Stein
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Aaron Stein Certified Public Accountants
New York, New York March 14, 2005